Exhibit 99.1
Clear Channel Communications, Inc. Announces Receipt of Term Sheet Contemplating Change in the Terms
and Structure of the Proposed Merger with Private Equity Group Co-Led by Thomas H. Lee Partners, L.P.
and Bain Capital Partners, LLC
New Terms and Structure Not Accepted by Board
SAN ANTONIO—(BUSINESS WIRE)—Clear Channel Communications, Inc. (NYSE: CCU — News) today announced that the board of directors received a term sheet contemplating a change in the terms and structure of the proposed merger between the Company and the private equity group co-led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P.
The term sheet contemplates (i) an increase in the merger consideration to be paid to unaffiliated shareholders from $39.00 to $39.20 per share, a 0.5% increase, and (ii) the opportunity for each shareholder to elect between cash and stock in the surviving corporation in the merger (up to an aggregate cap equivalent to 30% of the outstanding shares immediately following the merger (or approximately 6% before the merger)). Under this proposal, each of L. Lowry Mays, Mark Mays and Randall Mays (and their affiliates) and each director of the Company would be entitled to receive $37.60 per share in cash for each share of common stock (and options) held by them (or in the case of a rollover, shares with a value of $37.60 per share), in lieu of the $39.20 per share. Following the consummation of the merger, the shares would trade over the counter, and not be listed on any national stock exchange.
Acceptance of the proposal would result in a delay in the special meeting to consider the merger, currently scheduled for May 8, 2007, by as much as 90 days in order to allow the Company an opportunity to prepare, file and process a registration statement with the Securities and Exchange Commission and distribute it to the Company’s shareholders.
The board of directors of Clear Channel, with L. Lowry Mays, Mark Mays, Randall Mays and B.J. McCombs recused from the vote, determined not to accept the new terms and structure. The board noted that the increase in merger consideration was only 0.5% more than currently provided for and the change in structure would require a delay in the date of the special meeting of up to 90 days with no certainty that the transaction would be approved by the Company’s shareholders. Since the announcement on April 18, 2007 of the increase in merger consideration from $37.60 to $39.00 per share, significant shareholders of the Company have privately or publicly made known their opposition to the merger at $39.00 per share and their lack of interest in stub equity; two of the country’s leading institutional proxy advisory services, Institutional Shareholder Services and Glass Lewis & Co., have recommended against the merger transaction, stating that the $39.00 per share purchase price is too low; and tabulated proxies received by the Company’s board of directors currently reflect a vote against the merger of more than the required 1/3 of the outstanding shares necessary to defeat the merger proposal.
The board concluded to convene the special meeting of shareholders scheduled to take place on May 8, 2007 and allow the shareholders to vote on the existing merger proposal.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE: CCU — News) is a global media and entertainment company specializing in “gone-from-home” entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio, television and outdoor displays. More information is available at www.clearchannel.com.
The Company has previously filed a proxy statement and supplements to proxy statement and other documents regarding the proposed acquisition of the Company with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF CLEAR CHANNEL COMMUNICATIONS ARE URGED TO READ THE PROXY STATEMENT AND ALL SUPPLEMENTS TO THE PROXY STATEMENT REGARDING THE ACQUISITION, CAREFULLY IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, the supplements to the proxy statement, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. In addition, a stockholder who wishes to receive a copy of the proxy materials, without charge, should submit this request to the Company’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at (877) 456-3427.

Certain Information Concerning Participants
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transactions. Information concerning the interests of the Company and the other participants in the solicitation is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission in connection with the transactions and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission.
B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (collectively, the “Fincos”) and certain affiliates and representatives of the Fincos may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transactions. Information concerning the interests of the Fincos and their affiliates and representatives in the solicitation is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission in connection with the transactions.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval by the Federal Communications Commission; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Clear Channel Communications, Inc. San Antonio
Investors:
Randy Palmer, 210-822-2828
Senior Vice President of Investor Relations
or
Media:
Lisa Dollinger, 210-822-2828
Chief Communications Officer
or
Brainerd Communicators
Media:
Diana Brainerd, 212-986-6667
or
Joele Frank, Wilkinson Brimmer Katcher:
Joele Frank / Steve Frankel, 212-355-4449
or
Kekst and Company:
Jeffrey Taufield, 212-521-4815